UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 17, 2009

ROEBLING FINANCIAL CORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-50969	55-0873295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route 130 South & Delaware Avenue, Roebling, New Jersey	08554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(609) 499-0355

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.	Entry into a Material Definitive Agreement

Effective June 17, 2009, Roebling Bank (“Bank”), the wholly owned subsidiary of Roebling Financial Corp, Inc. (“Company”), entered into a supervisory agreement with the Office of Thrift Supervision (“OTS”), the Bank’s primary federal regulator, in response to regulatory concerns raised in the Bank’s most recent regulatory examination by the OTS.

The supervisory agreement prohibits the Bank from making non-residential real estate loans, commercial loans, construction loans and loans secured by non-owner-occupied residential property (“investor loans”) or purchasing loan participations without the prior written non-objection of the OTS except for loans originated pursuant to legally binding commitments, renewals of loans of $500,000 or less secured by properties in the Bank’s local lending area and originations of one-to-four family construction loans secured by property in the Bank’s local lending area under binding sale contracts to an owner-occupant with permanent financing. The agreement further requires the Bank to adopt a plan for reducing its concentrations in non-residential real estate loans, investor loans, participation loans and construction loans and for reducing criticized assets. The agreement also prohibits the Bank from taking brokered deposits without prior OTS approval. The supervisory agreement will remain in effect until modified, suspended or terminated by the OTS.

Statements contained in this Current Report on Form 8-K which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, unanticipated events related to the supervisory agreement or actions by regulators; and the inability of the Bank and the Company to comply with the supervisory agreement. The factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements.

Item 9.01.	Financial Statements and Exhibits

(a) - (c) Not applicable.

(d)	Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

10.1	Supervisory Agreement, dated June 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROEBLING FINANCIAL CORP, INC.
Date: June 18, 2009	By:	/s/ Frank J. Travea, III
Frank J. Travea, III President and Chief Executive Officer (Duly Authorized Representative)